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                                                        Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in the following
Registration Statements:

1) Registration Statement (Form S-3 No. 333-115163), of A.P. Pharma,
Inc.,
2) Registration Statement (Form S-8 No. 333-06841), pertaining to the 1992 Stock Plan of A.P. Pharma, Inc.,
3) Registration Statement (Form S-8 No. 333-60585), pertaining to the 1992 Stock Plan of A.P. Pharma, Inc.,
4) Registration Statement (Form S-8 No. 333-35151), pertaining to the 1997 Employee Stock Purchase Plan of A.P. Pharma, Inc.,
5) Registration Statement (Form S-8 No. 333-90428), pertaining to the 2002 Equity Incentive Plan and Non-Qualified Stock Option Plan of A.P. Pharma, Inc., and
6) Registration Statement (Form S-8 No. 333-118546), pertaining to the 2002 Equity Incentive Plan and 1997 Employee Stock Purchase Plan of A.P. Pharma, Inc., and
7) Registration Statement (Form S-8 No. 333-127574) pertaining to the 2002 Equity Incentive Plan and 1997 Employee Stock Purchase Plan of A.P. Pharma, Inc.;

of our report dated February 24, 2006 with respect to the financial statements and schedule of A.P. Pharma, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2005.





                                   /s/ERNST & YOUNG LLP

Palo Alto, California
March 27, 2006